Exhibit 10.8.2

FOURTH AMENDMENT

WAMU SAVINGS PLAN
(As Amended and Restated as of January 1, 2006)

WHEREAS, Washington Mutual, Inc. (the “Company”) sponsors and maintains the WaMu Savings Plan, as amended and restated as of January 1, 2006 and as subsequently amended (the “Plan”); and

WHEREAS, the Company has the right to amend the Plan pursuant to Section 13.1 of the Plan; and

WHEREAS, the Company desires to amend the Plan to permit non-spousal death beneficiaries to transfer amounts from qualified plans directly to an individual retirement account as permitted by the Pension Protection Act of 2006 (the “PPA”); and

WHEREAS, the Company desires to amend the Plan to include as eligible compensation post-severance payments made no later than the first day of the second calendar month following a termination of employment to be treated as eligible compensation and as compensation within the meaning of Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), as permitted by final regulations promulgated by the Department of Treasury pursuant to Code Section 415; and

WHEREAS, the Company desires to amend the Plan to permit Participants to make Roth elective deferrals to the Plan; and

WHEREAS, the Company desires to amend the Plan to automatically enroll new employees hired or rehired on or after January 1, 2008; and

WHEREAS, the Company desires to amend the Plan to extend the time period in which Participants may consider distribution notices, as permitted by the PPA; and

WHEREAS, the Company desires to amend the Plan to reflect that Participants are provided with quarterly benefit statements.

NOW THEREFORE, the Plan is hereby amended effective as of January 1, 2008, as follows:

1.             Section 2.12, Compensation, is amended to add the following sentence at the end of subsection (b):

Compensation shall also include post-severance payments paid no later than the first day of the second calendar month following termination of employment if (a) the payment was for services rendered which an Employer would have paid if employment had continued, (b) the payment was for unused accrued sick leave, vacation pay, or other leave which the Employee could have taken if employment had continued, or (c) the payment was from an unfunded nonqualified deferred compensation plan, if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with an Employer and only to the extent that the payment is includible in the employee’s gross income.

2.              Section 2.12, Compensation, is amended to add a new subsection (viii) following subsection (c)(vii) as follows:

(viii)   Any post-severance payment that does not satisfy the conditions set forth in subsection (b) above, such as severance pay, parachute payments, or payments from an unfunded deferred compensation plan that are triggered by termination of employment, or any payment paid later than the first day of the second calendar month following termination of employment.

3.              Section 2.51, Salary Deferral Contribution, is amended to add the following at the end of Section 2.51:

Unless specifically stated otherwise, “Roth Elective Deferrals,” as described in Section 4.1(e), will be treated as Salary Deferral Contributions.

4.              Section 3.1, Eligibility to Participate in the Plan, is amended to add a new subsection (iii) following subsection (a)(ii) as follows:

(iii)     Each Eligible Employee hired or rehired on or after January 1, 2008, will automatically become a Participant in the Plan on the Employee’s Employment Commencement Date or, if later, the date the Employee becomes an Eligible Employee.

5.              Section 4.1, Salary Deferral Contributions, is amended to add a new subsection (d) and new subsection (e) as follows:

(d)       If an Eligible Employee hired or rehired on or after January 1, 2008 has not affirmatively elected a percentage of his or her Considered Compensation to defer by the 60th day after his or her Employment Commencement Date, the Eligible Employee shall be treated as having elected to defer an amount equal to three percent (3%) of his or her Considered Compensation (referred to hereinafter as Automatic Deferrals). An Eligible Employee who is subject to this subsection (d) shall receive an automatic enrollment notice, within a reasonable period of time before any Automatic Deferral is made and within a reasonable period of time before each Plan Year, which shall explain (i) the Eligible Employee’s right to affirmatively elect to make elective deferrals at a different percentage or to not make elective deferrals, (ii) that if the Eligible Employee does not make an affirmative election within a reasonable period of time, such Eligible Employee will be treated as having elected to defer an amount equal to three percent (3%) of his or her Considered Compensation, and (iii) how Automatic Deferrals will be invested in the absence of any investment election by the Eligible Employee.

(e)       Effective as of January 1, 2008, a Participant may designate all or a portion of his or her Salary Deferral Contributions as Roth Elective Deferrals. A Roth Elective Deferral is an elective deferral that is:

(i)        designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and

(ii) treated by the employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals. Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts in the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

6.                          Section 4.4, Rollover Contributions and Trust Transfers, is amended to add a new subsection (c) as follows:

(c)                Notwithstanding anything in this Plan to the contrary, the Plan will accept a Rollover Contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(l) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

7.                 Section 8.13, Direct Rollovers, is amended so that the second paragraph of Section 8.13 reads as follows:

A surviving spouse Beneficiary or a former spouse who is an Alternate Payee, pursuant to a QDRO under Section 15.12, may direct a rollover under the same terms and conditions as a Participant. A non-spouse designated beneficiary (as defined by Code Section 401(a)(9)(B)) may direct a rollover of an Eligible Rollover Distribution to an individual retirement plan established on behalf of the designated beneficiary that will be treated as an inherited IRA within the meaning of Code Section 408(d)(3)(C).

8.                          Section 8.13, Direct Rollovers, is amended so to add a new paragraph following subsection (a)(iii) as follows:

Notwithstanding anything in this Plan to the contrary, a direct rollover of a distribution from a Roth elective deferral contribution account under the Plan will only be made to another Roth elective deferral contribution account under the applicable retirement plan described in Code Section 402A(e)(l) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

9.                                      Section 8.13, Direct Rollovers, subsection (c) is amended in its entirety to read as follows:

(c)               Notice to Participants

In accordance with Code Section 402(f), the Committee or Trustee shall furnish each Participant, spousal Beneficiary or Alternate Payee eligible for a directed rollover under this Section 8.13 with an explanation of the directed rollover opportunity and related withholding consequences of not choosing a directed rollover within a reasonable period (at least 30 but not more than 180 days) prior to the Participant’s distribution. The explanation shall clearly indicate that the Participant, spousal Beneficiary or Alternate Payee has a right to a 30 day waiting period to consider the election. A Participant, Beneficiary or Alternate Payee may waive the 30 day period by affirmative election on forms provided by (or by other methods approved by) the Committee or Trustee.

10.                                 Section 9.3, Account Statement, is amended in its entirety to read as follows:

Each Participant shall be provided with a statement of his Accounts under the Plan showing the Account values on a quarterly basis. Account statements may be delivered electronically as provided by the Committee.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be adopted and executed this 2nd day of January, 2008

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David

Its:	EVP HR